As filed with the Securities and Exchange Commission on October 2, 2012

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

JAVELIN MORTGAGE INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

3001 Ocean Drive, Suite 201
Vero Beach, FL  32963
(772) 617-4340
(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant's Principal Executive Offices)

Scott J. Ulm
Co-Chief Executive Officer
3001 Ocean Drive, Suite 201
Vero Beach, FL  32963
(772) 617-4340
(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Bradley D. Houser, Esq. Akerman Senterfitt One S.E. Third Avenue, 25th Floor Miami, Florida 33131 Telephone: (305) 374-5600 Facsimile: (305) 374-5095	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration No. 333-182536

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.001 par value per share	$23,000,000	$3,138

(1)

The registrant previously registered shares of its common stock for a proposed maximum aggregate offering price of $143,750,000 (representing 7,187,500 shares of its common stock at the initial public offering price of $20.00) on a Registration Statement on Form S-11 (File No. 333-182536), as amended, for which a filing fee of $16,474 was paid. This Registration for a proposed maximum offering price of $23,000,000 represents an additional 1,150,000 shares of common stock at the initial offering price of $20.00.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel and the accountants’ consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-182536), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on October 2, 2012 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $23,000,000 of our common stock for sale in the offering related to the Initial Registration Statement, representing an additional 1,150,000 shares of common stock at the initial public offering price of $20.00.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, as of October 2, 2012.

JAVELIN MORTGAGE INVESTMENT CORP.

/s/ Scott J. Ulm
Scott J. Ulm
Co-Chief Executive Officer, Chief Investment Officer, Head of Risk Management and Co-Vice Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott J. Ulm	Co-Chief Executive Officer, Chief Investment Officer,	October 2, 2012
Scott J. Ulm	Head of Risk Management and Co-Vice Chairman (Principal Executive Officer)

*	Co-Chief Executive Officer,	October 2, 2012
Jeffrey J. Zimmer	President, Secretary and Co-Vice Chairman

/s/ James R. Mountain	Chief Financial Officer	October 2, 2012
James R. Mountain	(Principal Financial and Accounting Officer)

*	Chairman	October 2, 2012
Daniel C. Staton

*	Director	October 2, 2012
Marc H. Bell

*	Director	October 2, 2012
Thomas K. Guba

*	Director	October 2, 2012
Stewart J. Paperin

*	Director	October 2, 2012
John P. Hollihan, III

*	Director	October 2, 2012
Robert C. Hain

*	Director	October 2, 2012
John C. Chrystal

By:	/s/ Scott J. Ulm
Attorney-in-fact

II-1

EXHIBIT INDEX

Exhibit No.	Document
5.1	Opinion of Akerman Senterfitt relating to legality of securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Akerman Senterfitt (included in Ex. 5.1).
24.1

Power of Attorney (filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-11 (Reg. No. 333-182536, filed with the Securities and Exchange Commission on July 3, 2012, as amended, and incorporated herein by reference).